INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of February 24, 2012, is by and between Vocus, Inc., a Delaware corporation (the “Company”), and JMI Equity Fund VI, L.P. (the “Investor”).

WHEREAS, on the date of this Agreement, the Company is issuing to the Investor shares of the Company’s Series A Convertible Preferred Stock pursuant to the terms of the Agreement and Plan of Merger dated as of the date hereof to which the Company and iContact Corporation, a Delaware corporation, among others, are parties (the “Merger Agreement”); and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Merger Agreement that the Company and the Investor enter into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined in this Agreement that are defined in the Merger Agreement shall have the respective meanings given such terms in the Merger Agreement. As used in this Agreement, the following terms have the following meanings:

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Company’s Board of Directors.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, $.01 par value per share, and any shares of any other class of capital stock of the Company hereafter issued which are issued to the holders of shares of such common stock upon any reclassification thereof.

“Company” has the meaning specified in the preamble hereto.

“Demand Registration” has the meaning specified in Section 2(a) hereof.

“Director Cessation Date” means the first date following the date hereof on which the Investor’s Ownership Percentage is less than five percent (5%).

“Effectiveness Deadline” means, with respect to any Registration Statement filed pursuant to Section 2 of this Agreement, the fifth Business Day following the date on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is not subject to further review and comments and will be declared effective upon request by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” means, with respect to any Registration Statement filed pursuant to Section 2 of this Agreement, 10 Business Days following the written notice of demand therefor if the Company is then eligible to register for resale the Registrable Securities on Form S-3 or 45 Business Days following the written notice of demand therefor if the Company is not then eligible to use Form S-3.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Indemnified Party” has the meaning specified in Section 8(c) hereof.

“Indemnifying Party” has the meaning specified in Section 8(c) hereof.

“Investor” has the meaning specified in the preamble hereto.

“Investor Director” has the meaning specified in Section 15(a) hereof.

“Investor Indemnitee” has the meaning specified in Section 8(a) hereof.

“Lockup Release Date” means February 24, 2013.

“Nominee” has the meaning specified in Section 15(a) hereof.

“Other Securities” has the meaning specified in Section 3(a) hereof.

“Ownership Percentage” means, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock beneficially owned by the Investor (calculated assuming full conversion of all shares of Series A Preferred Stock), divided by (ii) the total number of shares of Common Stock then outstanding (calculated assuming full conversion of all shares of Series A Preferred Stock, and any other then outstanding shares of any other series of capital stock of the Company then convertible into shares of Common Stock, then outstanding).

“Person” means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Piggyback Notice” has the meaning specified in Section 3(a) hereof.

“Piggyback Registration” has the meaning specified in Section 3(a) hereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

“registered” and “registration” means a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such Registration Statement.

“Registration Expenses” has the meaning specified in Section 7(a) hereof.

“Registrable Securities” means, at any time, (i) all shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) all other shares of Common Stock held or beneficially owned by the Investor and (iii) all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) or (ii) above.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Scheduled Black-out Period” means the period from and including the first day of the last month of a fiscal quarter of the Company to and including the 2nd Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Certificate of Designation” means the Certificate of Designation of Series A Convertible Preferred Stock as in effect on the date hereof and as subsequently duly amended or restated.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, $0.01 par value per share, and any capital stock or other securities into which or for which any such shares of preferred stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

“Suspension Period” has the meaning specified in Section 2(d) hereof.

“Underwriters’ Maximum Number” means, for any Piggyback Registration, Demand Registration or other registration which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

2. Demand Registration.

(a) Subject to the terms and conditions of this Agreement, including Section 2(c), if at any time following January 1, 2013, the Company receives a written request from one or more Holders that the Company register under the Securities Act Registrable Securities representing at least 500,000 shares (or, in the case of a Registration Statement on Form S-1, 1,000,000 shares) of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock), then the Company shall file, as promptly as reasonably practicable but no later than the Filing Deadline, a Registration Statement under the Securities Act covering all Registrable Securities that the requesting Holders request to be registered (a “Demand Registration”). The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose). The Company shall use all reasonable efforts to cause the Registration Statement to be declared effective or otherwise to become effective under the Securities Act no later than the Effectiveness Deadline, and shall use all reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which the requesting Holders notify the Company in writing that the Registrable Securities included in such Registration Statement have been sold or the offering therefor has been terminated or (ii) 180 days following the date on which such Registration Statement was declared effective by the Commission; provided that such 180-day period shall be extended automatically by one Business Day for each Business Day that the use of such Registration Statement or Prospectus is suspended by the Company pursuant to any Scheduled Black-out Period, pursuant to Section 2(d) or pursuant to Section 5(a)(v).

(b) If the requesting Holders intend to distribute the Registrable Securities covered by the Holders’ request by means of an underwriting, (i) the Holder(s) shall so advise the Company as a part of the request made pursuant to Section 2(a) and (ii) the Holder(s) shall have the right to appoint the book-running, managing and other underwriter(s), subject to the approval of the Company, not to be unreasonably withheld, conditioned or delayed.

(c) The Company shall not be required to effect a registration pursuant to this Section 2: (i) on Form S-1 after the Company has effected two registrations pursuant to this Section 2 on Form S-1, and such registrations have been declared or ordered effective and kept effective by the Company as required by this Agreement; or (ii) more than twice during any single calendar year. The Holders shall be entitled to an unlimited number of Demand Registrations on Form S-3 under this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement, (i) upon notice to the requesting Holder(s), the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to, or suspend the effectiveness or availability of, any Registration Statement for up to 60 days in the aggregate in any 12-month period (a “Suspension Period”) if the Company furnishes to the requesting Holder(s) a certificate signed by the Company’s chief executive officer or chief financial officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such Registration Statement to be filed or become or remain effective during such Suspension Period because such action would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided that any suspension of a Registration Statement pursuant to Section 5(a)(v) shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under this Section 2(d); and (ii) upon notice to the requesting Holder(s), the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to any Registration Statement for a period not to exceed 30 days prior to the Company’s good faith estimate of the launch date of, and 90 days after the closing date of, a Company initiated registered offering of equity securities (including equity securities convertible into or exchangeable for Common Stock); provided that (A) the Company is actively employing in good faith all reasonable efforts to launch such registered offering throughout such period, (B) each requesting Holder is afforded the opportunity to include Registrable Securities in such registered offering in accordance with Section 3, and (C) the right to delay or suspend the effectiveness or availability of such Registration Statement pursuant to this clause (ii) shall not be exercised by the Company more than once in any twelve-month period and not more than 90 days in the aggregate in any twelve-month period. If the Company shall delay any Filing Deadline pursuant to this paragraph (d) for more than ten Business Days, a requesting Holder may withdraw the demand therefor at any time after such ten Business Days so long as such delay is then continuing by providing written notice to the Company to such effect, and any demand so withdrawn shall not count as a demand for registration for any purpose under this Section 2, including Section 2(c).

(e) Priority on Demand Registrations. If the managing underwriters in any underwritten Demand Registration shall advise the Company and the requesting Holder(s) of an Underwriters’ Maximum Number, then: (i) the Company will be obligated and required to include in such registration the maximum number of Registrable Securities requested by the Holder(s) to be registered (on a pro-rata basis based on such Holders’ respective ownership of Registrable Securities) and which does not exceed the Underwriters’ Maximum Number; (ii) if the Underwriters’ Maximum Number exceeds the number of Registrable Securities requested by the Holder(s) to be registered, the Company will be entitled to include in such registration the maximum number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such Demand Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which any other Persons shall have requested be included in such registration and which shall not be greater than such excess. Neither the Company nor any of its stockholders shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such stockholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

3. Piggyback Registrations.

(a) Rights to Piggyback. Subject to the terms and conditions of this Agreement, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock or other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”) that may be consummated at any time following the Lockup Release Date, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to a demand registration in accordance with Section 2), then the Company shall, at such time, promptly give written notice of such filing to the Holders (which may be given after such filing)(the “Piggyback Notice”). The Piggyback Notice shall offer the Holders the opportunity to include in such Registration Statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as they may reasonably request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement (including Section 3(b)), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from a Holder a written request for inclusion therein within 20 days following the Holder’s receipt of any Piggyback Notice, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Holder and the intended method of distribution. A Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. No Piggyback Registration shall count towards the number of demand registrations that the Holders are entitled to make in any period or in total pursuant to Section 2.

(b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of an Underwriters’ Maximum Number, then: (i) if the registration has been initiated by the Company, then (A) the Company shall be entitled to include in such registration the maximum number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters’ Maximum Number, (B) if the Underwriters’ Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration the maximum number of Registrable Securities requested by the Holders (on a pro rata basis based on such Holders’ respective ownership of Registrable Securities) to be included in such registration and which does not exceed such excess, and (C) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration pursuant to the foregoing clause (B) and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which Persons shall have requested be included in such registration and which shall not be greater than such excess; and (ii) if the registration has been initiated by any other Person(s), then (A) the Company shall be entitled to include in such registration the maximum number of securities which such other Person(s) propose to offer and sell for their own account in such registration and which does not exceed the Underwriters’ Maximum Number, (B) if the Underwriters’ Maximum Number exceeds the number of securities which such other Person(s) proposes to offer and sell for their own account in such registration, then the Company will be obligated and required to include in such registration the maximum number of Registrable Securities requested by the Holders (on a pro rata basis based on such Holders’ respective ownership of Registrable Securities) to be included in such registration and which does not exceed such excess, (C) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration pursuant to the foregoing clauses (A) and (B), then the Company may include in such registration that number of other securities which the Company and/or any other holders of the Company’s securities be included in such registration and which shall not be greater than such excess.

4. Lockup Agreements. The Holders, if the managing underwriters so request in writing in connection with any underwritten registration of the Company’s securities, will not, without the prior written consent of such underwriters, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any new hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock or any other equity securities of the Company (including Series A Preferred Stock) during the 90-day period (subject to extension for an additional period as may be requested by the managing underwriters to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration. Each Holder shall, upon the request of the managing underwriters, execute and deliver such separate agreement, in such form and containing such terms and provisions as may be required by the managing underwriters to confirm the foregoing restrictions. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions for the duration of such restrictions. The foregoing provisions of this Section 4 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall be applicable to the Investor only if all executive officers and directors of the Company are subject to the same restrictions. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all stockholders subject to such agreements, based on the number of shares subject to such agreements.

5. Registration Procedures.

(a) Whenever the Holders have requested that any Registrable Securities be registered in accordance with the terms of this Agreement, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as promptly as reasonably possible:

(i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use all reasonable efforts to cause such Registration Statement to become effective and keep such Registration Statement continuously effective under the Securities Act until the earlier of (x) the date on which the Investor notifies the Company in writing that the Registrable Securities included in such Registration Statement have been sold or the offering therefor has been terminated or (y) 180 days following the date on which such Registration Statement was declared effective by the Commission; provided that such 180-day period shall be extended automatically by one Business Day for each Business Day that the use of such Registration Statement or Prospectus is suspended by the Company pursuant to any Scheduled Black-out Period, pursuant to Section 2(d) or pursuant to Section 5(a)(v);

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(iii) upon request, furnish to each applicable Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus and each Prospectus filed under Rule 424 of the Securities Act) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to the Registration Statement;

(iv) use all reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests, use all reasonable efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period such Registration Statement is required to be kept effective; provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (a)(iv) or (B) to consent to general service of process in any such jurisdiction;

(v) notify the applicable Holders in writing, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, and the Holders will not offer or sell such Registrable Securities until the Company has notified the Holders that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Investor;

(vi) use all reasonable efforts to cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

(viii) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor (in the case of a Demand Registration) or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(ix) promptly make available for inspection by one representative for the Holders whose Registrable Securities are included in the Registration Statement, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

(x) to the extent reasonably practicable, not less than five Business Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders whose Registrable Securities are included in the Registration Statement copies of all such documents proposed to be filed and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Holders or their legal counsel, provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding an Investor;

(xi) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use all reasonable efforts promptly to obtain the withdrawal of such order;

(xii) if requested by the managing underwriter or underwriters in connection with any sale pursuant to a Registration Statement, or by the Investor in connection with a sale pursuant to a Demand Registration, promptly incorporate in a Prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or the Investor reasonably requests to be included therein, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such Prospectus supplement or post-effective amendment; and

(xiii) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is reasonably required by the underwriters, addressed to the underwriters, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right to terminate or withdraw any registration initiated by it under Section 3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

6. Registration Obligations of Holders.

(a) Each Holder will furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect any registration hereunder with respect to Registrable Securities.

(b) At the end of any period during which the Company is obligated to keep any Registration Statement current and effective pursuant to this Agreement, each Holder shall discontinue sales of shares of Registrable Securities pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and the Investor shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

(c) The Investor shall not use any free writing Prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company; provided that the Investor may use any free writing Prospectus prepared and distributed by the Company.

(d) Upon receipt of written notice from the Company pursuant to Section 5(a)(v), each Holder shall immediately discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended Prospectus or Prospectus supplement and is advised in writing by the Company that the use of the Prospectus and, if applicable, Prospectus supplement may be resumed, and, if so directed by the Company, each Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus and, if applicable, Prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

(e) A Holder may not participate in any underwritten registration pursuant to this Agreement unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled, under the provisions hereof, to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements and (iii) consents to reasonable conditions imposed by the Company requiring the Investor to comply with all prospectus delivery requirements of the Securities Act and with all anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such underwritten registration.

7. Registration Expenses.

(a) All costs and expenses incurred or sustained by the Company in connection with or arising out of each registration pursuant to Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the blue sky qualification of Registrable Securities), printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the Holders, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or “cold comfort” letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions) (all such costs and expenses being herein called, collectively, the “Registration Expenses”), will be borne and paid by the Company.

(b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by the Investor in connection with any registration of Registrable Securities pursuant to this Agreement.

8. Indemnification.

(a) Indemnification by the Company. Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless the Investor and each of its officers, directors, employees, agents, partners, members, stockholders, representatives, Affiliates, successors and assigns, and each person or entity, if any, that controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) prepared by the Company or authorized by it in writing for use by the Investor or any amendment or supplement thereto; (ii) any omission or alleged omission to state in any Registration Statement prepared by the Company or authorized by it in writing for use by the Investor or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided that the Company shall not be liable to such Investor Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) a Violation which occurs in reliance on and in conformity with information regarding the Investor furnished in writing by the Investor to the Company expressly for use in connection with such Registration Statement, including any such preliminary Prospectus or final Prospectus contained therein or any such amendments or supplements thereto, (ii) offers or sales effected by or on behalf such Investor Indemnitee “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (iii) the failure to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary Prospectus, pricing information or final Prospectus contained in the applicable Registration Statement or any amendments or supplements thereto (to the extent the same is required by applicable law to be delivered or made available to such purchaser at the time of sale of contract), provided that the Company shall have delivered to the Investor such preliminary Prospectus or final Prospectus contained in the applicable Registration Statement and any amendments or supplements thereto no later than the time of contract of sale in accordance with Rule 159 under the Securities Act.

(b) Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals) arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification pursuant to this Section 8 (the “Indemnifying Party”) promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party’s expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this Section 8 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 8 hereof is unavailable to a party that would have been an Indemnified Party under any such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding any provision of this Section 9 to the contrary, (a) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation and (b) the Investor’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by the Investor from the Registrable Securities sold by the Investor in such registration.

10. Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities that are Common Stock to the public without registration or pursuant to a registration on Form S-3, the Company shall: (i) use all reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) use all reasonable efforts to file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as the Investor owns any Registrable Securities, furnish to the Investor forthwith upon request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act and (y) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to Form S-3.

11. Participation in Company Common Stock Repurchases. So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not repurchase or redeem any shares of Common Stock (other than repurchases pursuant to “net exercise” or similar programs in connection with the Company’s stock option, restricted stock and other incentive compensation awards) except in compliance with the terms and conditions of this Section 11.

(a) In the event the Company proposes to repurchase or redeem shares of Common Stock from the public pursuant to a stock repurchase plan, the Company shall, at least 20 Business Days prior to the first date on which the Company proposes to begin effecting purchases pursuant to such plan, provide written notice thereof to the Investor, specifying the material terms of such plan. The Company shall, if requested by the Investor in writing within five Business Days after receipt of such notice, negotiate in good faith with the Investor to repurchase a portion of the shares of Series A Preferred Stock then held by the Investor on substantially similar terms as that contemplated by the plan, provided that the total purchase price for the shares of Series A Preferred Stock to be purchased by the Company from the Investor shall not exceed the total aggregate purchase price for the maximum number of shares proposed to be purchased pursuant to the plan (including the shares of Series A Preferred Stock to be purchased by the Company from the Investor) multiplied by the Ownership Percentage.

(b) In the event the Company proposes to repurchase (other than repurchases pursuant to “net exercise” or similar programs in connection with the Company’s stock option, restricted stock and other incentive compensation awards) or redeem any shares of Common Stock in a privately-negotiated transaction with one or more third parties (a “Proposed Repurchase”), the Company shall promptly, and in no event later than 20 Business Days prior to the anticipated closing date of the Proposed Repurchase, provide written notice thereof to the Investor (the “Repurchase Notice”), specifying the material terms of the Proposed Repurchase, including the anticipated date of closing, the number of shares of Common Stock proposed to be repurchased or redeemed, and the price per share of such repurchase or redemption.

(c) The Investor shall have the right to elect to participate in a Proposed Repurchase on the same terms and conditions (including per share price) as set forth in the Repurchase Notice (the “Participation Right”) by providing written notice to the Company of its intention to participate (the “Participation Notice”) within five Business Days after receipt of the Repurchase Notice. The Participation Notice shall indicate the number of shares of Common Stock (on an as-converted basis) (“Participation Shares”) that the Investor wishes to sell to the Company; provided, that the number of Participation Shares shall in no event exceed the number determined by multiplying the aggregate number of shares of Common Stock proposed to be repurchased or redeemed in the Repurchase Notice by the Ownership Percentage. Upon timely delivery of the Participation Notice by the Investor, the Company shall be obligated to repurchase or redeem all of the Participation Shares concurrently with the consummation of the Proposed Repurchase as set forth herein. If the number of shares which the Company repurchases or redeems from the applicable third party(s) in the Proposed Repurchase is increased (up to an amount not to exceed the original number of shares of Common Stock set forth in the Repurchase Notice) as a result of the Investor’s exercise of its Participation Right, the Participation Right shall not apply with respect to such additional shares to be repurchased or redeemed by the Company.

(d) The Investor may effect the repurchase or redemption of its Participation Shares by delivery to the Company of one or more instruments or certificates representing the Participation Shares it elects to sell to the Company pursuant to its Participation Right. Concurrently with the closing of the Proposed Repurchase, the Company shall deliver to the Investor, in immediately available funds, the purchase price for all of the Participation Shares. In the event (i) the Investor informs the Company that it does not intend to exercise its Participation Right with respect to a Proposed Repurchase or (ii) the Investor does not timely exercise its Participation Right with respect to such Proposed Repurchase as set forth in Subsection 11(c) above, the Company may complete the Proposed Repurchase and shall have no obligation to repurchase or redeem any shares of Common Stock or Series A Preferred Stock from the Investor under this Section 11 in connection with such Proposed Repurchase; provided, that the Proposed Repurchase shall be completed on the terms and conditions set forth in the applicable Repurchase Notice no earlier than 30 Business Days after the date of the Repurchase Notice.

12. Restrictions on Transfer of Shares.

(a) No Transfer of Shares Prior to Lockup Release Date. Prior to the Lockup Release Date, the Investor shall not directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of (each, a “Transfer”) any shares of Series A Preferred Stock or any Registrable Securities to any Person without the prior written consent of the Company (which consent may be given or withheld, or made subject to such conditions as are determined by the Company, in its sole discretion) other than (i) to its Affiliates (including commonly controlled or managed investment funds) who execute a written joinder agreement in a form approved by the Company pursuant to which such Affiliate agrees to be bound by Sections 4, 12, 14, 15, 16 and 17 of this Agreement, (ii) pursuant to a tender or exchange offer recommended by the Board, or (iii) pursuant to a Liquidation Event approved by the Board.

(b) Non-permitted Transfers Void. Any purported Transfer which is not in accordance with the terms and conditions of the foregoing paragraphs of this Section 12 shall be, to the fullest extent permitted by law, null and void ab initio and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

13. Covenants Regarding Redemption Obligations.

(a) Use of Funds. From and after the Redemption Date until no shares of Series A Preferred Stock remain outstanding, the Company shall preserve and use all Available Cash, if any, exclusively for the redemption of all of the then outstanding shares of Series A Preferred Stock in accordance with the terms and provisions set forth in Section 3 of the Series A Certificate of Designation. If the Company fails to redeem all of the then outstanding shares of Series A Preferred Stock on the Redemption Date in accordance with the terms of the Series A Certificate of Designation, the Company shall use all Available Cash subsequently held by the Company or any of its subsidiaries exclusively to redeem any remaining outstanding shares of Series A Preferred Stock as soon thereafter as practicable.

(b) Financing Obligations. In furtherance of the Company’s obligations under Section 3 of the Series A Certificate of Designation, at the request of the holders of a majority of the then outstanding shares of Series A Preferred Stock (the “Majority Holders”), the Company shall:

(i) use its best efforts to raise through a debt or equity financing a sufficient amount of cash to redeem all outstanding shares of Series A Preferred Stock in accordance with Section 3 of the Series A Certificate of Designation;

(ii) engage one or more investment banks reasonably acceptable to the Majority Holders (each, a “Financial Advisor”) to assist in such efforts to raise financing;

(iii) prepare, or assist the Financial Advisor with the preparation of, any marketing, financial or other diligence materials reasonably deemed by the Majority Holders or the Financial Advisor to be necessary or helpful in connection with such financing efforts; and

(iv) attend and participate in any reasonably required meetings, conference calls or presentations regarding the Company and its business with potential sources of financing, and provide the Majority Holders with an opportunity to attend and participate in such meetings, conference calls or presentations, to the extent reasonably practicable.

(c) Exchange for Debt Security. If the Company does not raise sufficient cash to redeem all then outstanding shares of Series A Preferred Stock within six months after the Redemption Date, at the written request of the Majority Holders, the Company shall exchange all such shares for a senior, unsecured note due and payable immediately, which note shall be senior to all other indebtedness of the Company or any of its subsidiaries other than then-existing senior debt and shall have an aggregate principal amount equal to the aggregate redemption amount of such shares, bearing interest at then prevailing interest rates and other terms and conditions for similar debt all of which shall be agreed upon by the Company and such Majority Holders (which shall not be more favorable to the Company than the interest rate and other terms and conditions that are the least favorable to the Company that the Company chose not to accept pursuant to its efforts under clause (b)(i) above).

14. Standstill Restrictions. Until the earlier of (a) the time that the Investor’s Ownership Percentage is less than five percent (5%) and (b) the third anniversary of the date hereof, the Investor shall not, and shall cause its Affiliates (including commonly controlled or managed investment funds) not to, without the prior consent of the Board, (i) directly or indirectly acquire, agree to acquire, or offer to acquire, beneficial ownership of any equity or debt securities of the Company, any warrant or option to purchase such securities, any security convertible into any such securities, or any other right to acquire such securities representing in the aggregate more than one percent (1%) of the total voting power of the Company’s outstanding securities, in addition to the Series A Preferred Stock, Common Stock acquired upon conversion of the Series A Preferred Stock, and any shares paid as dividends thereon, (ii) make, or in any way participate or engage in, directly or indirectly, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Commission), or seek to advise or influence any person with respect to the voting of, any voting securities of the Company (other than in connection with the election of the Series A Director (as defined in the Series A Certificate of Designation)), (iii) bring any action or otherwise act to contest the validity of the restrictions set forth in this Section 14, or seek a release of such restrictions, or (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company except for any group comprised solely of the Investor and its Affiliates; provided, however, that the foregoing shall not restrict the ability of any directors appointed or elected to the Board pursuant to the terms of Section 8 of the Series A Certificate of Designation from exercising his or her fiduciary duties.

The foregoing provisions of this Section 14 will terminate and will be of no further force or effect if:

(i) the Company or any of its subsidiaries makes an assignment for the benefit of creditors or commences any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction;

(ii) any such petition is filed or any such proceeding is commenced against the Company or any of its subsidiaries and either (A) the Company or such subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 30 days; or

(iii) a third party publicly announces or publicly makes an unsolicited offer to enter into a business combination with, or acquire more than 10% of the equity securities or assets of, the Company or of any subsidiary thereof.

15. Board of Directors Matters.

(a) Appointment of Investor Designee. From and after the date hereof until the Director Cessation Date, the Investor shall have the right to nominate one individual for election to the Board (such individual, the “Nominee”); provided, however, that, for so long as the holders of the Series A Preferred Stock, voting exclusively and as a separate class, have the right to elect the Series A Director (as defined in the Certificate of Designation) pursuant to the terms of the Series A Preferred Stock set forth in the Certificate of Designation, the Nominee shall be the Series A Director (the person serving from time to time as a director, either as the Nominee or the Series A Director, the “Investor Director”). From and after the date hereof until the Director Cessation Date, in connection with each election of directors in which the class of directors which includes the Investor Director is to be elected, the Company shall nominate such Nominee for election as a director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such Nominee as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of directors. Effective as of the date hereof, Jit Sinha has been elected to the Board, to serve as the initial Investor Director. From and after the date hereof until the Director Cessation Date, if the Investor Director shall cease to serve as a director for any reason, the Investor shall have the right to appoint another Nominee to fill the vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Nominee shall not affect the right of the Investor to designate a Nominee for election in connection with any future election of directors of the Company. Following the Director Cessation Date, within two (2) Business Days of receiving a written request from the Company, the Holders shall use all reasonable efforts to cause the Investor Director to resign from the Board.

(b) Rights of Investor Director; Company Indemnification Obligations. The Investor Director, in his capacity as a member of the Board, shall be entitled to indemnification and the advancement of expenses by the Company to the maximum extent permitted by applicable law and shall be afforded the same rights and privileges as all other members of the Board, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses. The Company shall, prior to or concurrently with the appointment of the Investor Director to the Board, enter into an indemnification agreement with the Investor Director in the same form as the Company’s indemnification agreement with its other directors. The Company hereby acknowledges that the Investor and certain of its Affiliates (collectively, the “Fund Indemnitors,” each, a “Fund Indemnitor”) may be permitted or obligated to provide indemnification, advancement of expenses and/or insurance to the Investor Director. The Company and the Fund Indemnitors hereby agree (i) that as between the Company and the Fund Indemnitors, the Company is the indemnitor of first resort (i.e., its indemnification and/or advancement obligations to the Investor Director are primary and any right or obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary), regardless of whether the Fund Indemnitors are permitted or obligated to advance expenses or provide indemnification for such expenses or liabilities and regardless of any rights or claims the Investor Director may have against any Fund Indemnitor, (ii) that the Company shall be required to advance the full amount of expenses actually and reasonably incurred by the Investor Director and shall be liable for the full amount of all reasonable expenses and judgments, penalties, fines and amounts paid in settlement by or on behalf of the Investor Director, in each case as and to the extent legally permitted and as required by the certificate of incorporation or bylaws of the Company or any indemnification agreement between the Company and the Investor Director, including, without limitation the indemnification agreement referenced above, without regard to any rights the Investor Director may have against the Fund Indemnitors, and (iii) that with respect to the Company’s obligations to advance expenses and indemnify the Investor Director by reason of the Investor Director’s service as a director of the Company, the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no indemnification or advancement made by the Fund Indemnitors to or on behalf of the Investor Director with respect to any claim for which the Investor Director is permitted to receive indemnification or advancement from the Company shall affect the foregoing, and the Company shall reimburse the Fund Indemnitors for the full amount of any such indemnification or advancement made by the Fund Indemnitors as permitted under applicable law and as required pursuant to the certificate of incorporation or bylaws of the Company or any indemnification agreement between the Company and the Investor Director. Nothing in this Section 15(b) is intended to limit any such Investor Director’s rights to indemnification, and the rights set forth herein are in addition to any and all other rights to indemnification available to such Investor Director under applicable law, the Company’s certificate of incorporation and bylaws, contract or otherwise. The rights of each person who serves as the Investor Director and the Fund Indemnitors set forth in this Agreement shall not be reduced, abridged or interfered with by any agreement the Investor Director may enter into with the Company regarding indemnification or advancement of expenses.

16. Termination. The registration rights granted under this Agreement shall terminate on the later of (a) the date on which all Registrable Securities are eligible to be sold by the Investor without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder (or any successor rule) and (b) the date on which the Investor beneficially owns less than one percent (1%) of the then outstanding shares of Common Stock. The remaining provisions of this Agreement shall terminate (a) upon the mutual written agreement of the Company and the Investor or (b) at such time as the Investor no longer beneficially owns any Registrable Securities; provided, that Section 15(b) shall survive notwithstanding any termination of this Agreement.

17. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is approved in writing by the Investor and the Company.

(b) Notices. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or telecopier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient at the address specified below:

(i) if to the Company, at:

Vocus, Inc.
12051 Indian Creek Court
Beltsville, MD 20705
Attention: Steve Vintz
Facsimile: (301) 459-6092

with copies to:

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1200
McLean, Virginia 22102
Attention: Richard J. Melnick
Facsimile: (703) 714-8310

Vocus, Inc.
12051 Indian Creek Court
Beltsville, MD 20705
Attention: Legal Department
Facsimile: (301) 459-2827

(ii) if to the Investor, at:

Prior to April 1, 2012:

JMI Equity Fund VI, L.P.
c/o JMI Management, Inc.
2 Hamill Road, Suite 272
Baltimore, MD 21210
Attention: Brad Woloson and Jit Sinha
Facsimile: (410) 951-0201

Effective from and after April 1, 2012;

100 International Drive
Suite 19100
Baltimore, MD 21202
Attention: Brad Woloson and Jit Sinha
Facsimile: (410) 951-0201

with copies (which shall not constitute notice) to:

Prior to April 1, 2012:

JMI Management, Inc.
2 Hamill Road, Suite 272
Baltimore, MD 21210
Attention: Charles T. Dieveney
Facsimile No: (410) 951-0201

Effective from and after April 1, 2012;

100 International Drive
Suite 19100
Baltimore, MD 21202
Attention: Brad Woloson and Jit Sinha
Facsimile: (410) 951-0201

and

Goodwin Procter LLP
53 State Street, Exchange Place
Boston, MA 02109-2802
Attn: Mark Burnett
Facsimile No: (617) 523-1231

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 16(b). Any such notice shall be effective (A) if delivered personally or by telecopy, when received, (B) if sent by overnight courier, when receipted for, and (C) if mailed, five (5) days after being mailed as described above.

(c) Successors and Assigns. The rights of the Investor hereunder (other than the rights under Section 11, which may not be assigned by the Investor to Persons other than its Affiliates thereof) may be assigned (but only with all related obligations) by the Investor to any permitted transferee of shares of Series A Preferred Stock or Registrable Securities; provided, that such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, as if it were the Investor for all purposes hereunder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(d) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(e) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

(f) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

(g) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as an instrument under seal as of the date first written above.

COMPANY:
VOCUS, INC.
By:	/s/ Steve Vintz

Name: Steve Vintz Title: Executive Vice President and Chief Financial Officer

INVESTOR:
JMI EQUITY FUND VI, L.P.
By: Its: By:	JMI Associates VI, L.L.C. General Partner /s/ Jit Sinha

Name: Jit Sinha Title: General Partner